UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On May 24, 2022, IIN Holding Company LLC, a Delaware limited liability company (the “Parent”), completed the previously announced acquisition of Intricon Corporation, a Pennsylvania corporation (the “Company” or “Intricon”), pursuant to an Agreement and Plan of Merger, dated as of February 27, 2022 (the “Merger Agreement”), by and among the Company, Parent and IC Merger Sub Inc., a Pennsylvania corporation and a wholly owned subsidiary of the Parent (“Merger Sub”). Parent and Merger Sub are owned by funds affiliated with Altaris Capital Partners, LLC (“Altaris”).

Item 1.02	Termination of a Material Definitive Agreement.

On May 24, 2022, in connection with the transactions contemplated by the Merger Agreement, Intricon terminated the Loan and Security Agreement among Intricon, Intricon, Inc., Hearing Help Express, Inc., and CIBC Bank USA (formerly known as The PrivateBank and Trust Company), dated as of August 13, 2009, as amended, and all outstanding obligations and security interests thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 24, 2022, pursuant to the terms of the Merger Agreement and in accordance with the Pennsylvania Business Corporation Law of 1988, as amended, Merger Sub merged with and into Intricon (the “Merger”) with Intricon continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Surviving Corporation”).

In the Merger, each share of common stock of Intricon (“Common Stock”) that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Rollover Shares (as defined below) or shares of Common Stock (a) held in treasury of the Company, (b) owned by any subsidiary of the Company, or owned by Parent, Merger Sub or any other subsidiary of Parent or (c) held by a holder who is entitled to, and who has perfected, appraisal rights for such shares under Pennsylvania law) was converted automatically into the right to receive an amount of cash equal to $24.25 (the “Merger Consideration”), without interest, subject to any required withholding of taxes.

In addition, pursuant to the Merger Agreement, at the Effective Time: (a) each outstanding and unexercised option to purchase Common Stock (“Stock Option”), all of which were fully vested, automatically was cancelled and converted into the right to receive an amount of cash (without any interest thereon, and less applicable withholding taxes) equal to the product of (i) the total number of shares of Common Stock then underlying such Stock Option multiplied by (ii) the excess of the Merger Consideration over the exercise price per share of such Stock Option to purchase shares of Common Stock that was unexpired, unexercised, and outstanding as of immediately prior to the Effective Time and (b) each outstanding and unvested restricted stock unit (“RSU”) automatically vested in full (except that performance-based vesting RSUs vested at the applicable target level) and was cancelled and automatically converted into the right to receive an amount of cash (without any interest thereon, and less applicable withholding taxes) equal to the product of (i) the total number of shares of Common Stock then underlying such RSU multiplied by (ii) the Merger Consideration.

As permitted by the Merger Agreement, the Company and certain directors and officers of Intricon, referred to as the “Rollover Shareholders,” entered into agreements with IIN Holdings LLC, a Delaware limited liability company and an affiliate of Parent (“IIN Holdings”), pursuant to which immediately prior to the Effective Time, the Rollover Shareholders contributed to IIN Holdings a total of 136,084 shares of Common Stock, referred to as the “Rollover Shares,” and, in exchange for such Rollover Shares, IIN Holdings issued to the Rollover Shareholders an equivalent number of Class A units of IIN Holdings.

Parent paid, or caused to be paid, an aggregate of approximately $237.5 million in cash in the Merger, without giving effect to related transaction fees and expenses, and funded the payments required to complete the Merger with a combination of the proceeds of equity financing provided by funds affiliated with Altaris, co-investors and debt financing sources.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Intricon’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022, which is incorporated herein by reference.

The information set forth in the Introductory Note above and in Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Following the consummation of the Merger on May 24, 2022, Intricon notified the Nasdaq Global Market (“Nasdaq”) that the Merger had been consummated and requested that Nasdaq suspend trading of the Intricon shares of Common Stock effective at the closing of the market and that the listing of the shares of Common Stock be withdrawn.  In addition, Intricon requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of the shares of Common Stock from Nasdaq and to deregister the shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Intricon also intends to file with the SEC a certification on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of Intricon’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, each of the following members of the board of directors of Intricon (the “Board”) automatically ceased to be directors of Intricon: Nicholas A. Giordano, Mark S. Gorder,  Raymond O. Huggenberger, Scott Longval, Kathleen P. Pepski, Heather D. Rider and Philip I. Smith.  The officers of Intricon as of immediately prior to the Effective Time continued as the officers of the Surviving Corporation until their successors are duly appointed.

In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, which consisted of George Aitken-Davies and Jim O’Brien, became the directors of Intricon immediately after the Effective Time. As previously announced, each of (i) Scott Longval, the President and Chief Executive Officer of Intricon, who served as a member of Intricon’s Board of Directors immediately prior to the Effective Time, and (ii) Philip I. Smith, who served as a member and as Chairman of Intricon’s Board of Directors immediately prior to the Effective Time, was each appointed to serve on the Board of Managers of IIN Holdings at the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the consummation of the Merger, Intricon’s articles of incorporation and bylaws were amended and restated in their entirety to be in the respective forms prescribed by the Merger Agreement. A copy of each of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and is incorporated herein by reference.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 8.01	Other Events.

On May 24, 2022, Altaris and Intricon issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1
Agreement and Plan of Merger, dated as of February 27, 2022, by and among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Intricon Current Report on Form 8-K filed on March 1, 2022).

3.1	Amended and Restated Certificate of Incorporation of Intricon Corporation, dated as of May 24, 2022.
3.2	Amended and Restated Bylaws of Intricon Corporation.
99.1	Joint Press Release, dated May 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	President and Chief Executive Officer

Date: May 24, 2022